INDEPENDENT AUDITOR'S REPORT

To the Stockholders of
    Medicine Man, Inc.
Dickinson, Texas


We have audited the accompanying balance sheet of Medicine Man, Inc., as of September 30, 2000, and the related statements of operations and retained earnings, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medicine Man, Inc. as of September 30, 2000, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, on December 1, 2000, the Company was forced into involuntary bankruptcy by its major supplier. The Company filed for reorganization protection under Chapter 11 of the Federal Bankruptcy Code. Effective June 1, 2001 100% of the Company's business operations were sold to Park Pharmacy Corporation in an asset sale from the bankruptcy estate of the Company.




Hein + Associates LLP

August 3, 2001
Dallas, Texas

                       MEDICINE MAN, INC.
                         Balance Sheets

                                                         May 31,          September 30,
                                                          2001               2000
                                                       -----------        -------------
                                                       (Unaudited)
                                   ASSETS
                                   ------
Current Assets:
  Cash                                                 $   939,871         $   880,852
  Trade accounts receivable, net of allowance
    for doubtful accounts of approximately
    $128,000 at May 31, 2001 and
    September 30, 2000                                     693,595             732,329
  Inventory                                                977,626             865,740
  Prepaid expenses and other current assets                 23,818              62,572
                                                       -----------         -----------
        Total current assets                            2,634,910            2,541,493

Property and Equipment, net                                 51,085              65,733

Other Assets                                                30,775              31,804
                                                       -----------         -----------

        Total assets                                   $ 2,716,770         $ 2,639,030
                                                       ===========         ===========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt                    $     6,857         $    39,482
  Accounts payable                                       2,055,783           2,065,249
  Other accrued liabilities                                  3,194               2,758
                                                       -----------         -----------
        Total current liabilities                       2,065,834            2,107,489

Long-term Debt, net of current portion                      14,343              15,846

Commitments and Contingencies (note 5)                           -                   -

Stockholders' Equity:
  Common stock, no par value; 10,000,000 shares
    authorized; 3,639 shares issued and
    outstanding                                              1,000               1,000
  Retained earnings                                        635,593             514,695
                                                       -----------         -----------
          Total stockholders' equity                       636,593             515,695
                                                       -----------         -----------

          Total liabilities and stockholders' equity   $ 2,716,770         $ 2,639,030
                                                       ===========         ===========

      See accompanying notes to these financial statements.

                       MEDICINE MAN, INC.

         Statements of Operations and Retained Earnings


                                          Eight Months Ended May 31,       Years Ended September 30,
                                        ----------------------------       ---------------------------
                                            2001           2000               2000          1999
                                        ------------   ------------        ------------   ------------
                                                (Unaudited)
Sales                                   $  8,471,072   $  8,662,285        $ 13,060,539   $ 11,536,747

Cost of Goods Sold                         6,941,714      7,293,460          10,828,863      9,826,105
                                        ------------   ------------        ------------  -------------

    Gross profit                           1,529,358      1,368,825           2,231,676      1,710,642

Selling, General and
  Administrative Expenses                  1,415,562      1,395,175           2,233,487      2,048,460

Depreciation Expense                          15,159         18,882              31,600         24,183
                                        ------------   ------------        ------------   ------------

Operating income (loss)                       98,637        (45,232)            (33,411)      (362,001)

Other Income, net                             22,261         34,515              55,317         65,933
                                        ------------   ------------        ------------   ------------

Net Income (Loss)                            120,898        (10,717)             21,906       (296,068)

Retained Earnings, beginning
   of period                                 514,695        492,789             492,789        788,857
                                        ------------   ------------        ------------   ------------

Retained Earnings, end of period        $    635,593   $    482,072        $    514,695   $    492,789
                                        ============   ============        ============   ============

      See accompanying notes to these financial statements.

                       MEDICINE MAN, INC.


              Consolidated Statements of Cash Flows


                                                  Eight Months Ended May 31,     Years Ended September 30,
                                                  --------------------------     --------------------------
                                                     2001           2000             2000          1999
                                                  -----------    -----------     -----------    -----------
                                                          (Unaudited)
(s)                                               <c>            <c>             <c>            <c>
Cash Flows From Operating Activities:
  Net income (loss)                               $   120,898    $   (10,717)    $    21,906    $  (296,068)
  Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
   Depreciation expense                                15,159         18,882          31,600         24,183
   Change in assets and liabilities:
     Trade accounts receivable                         38,734       (164,782)       (197,674)        81,748
     Inventory                                       (111,886)       107,862          74,364         37,722
     Prepaid expenses                                  38,754         (8,608)        (37,261)        34,299
     Other assets                                       1,029          1,028           1,542        (22,571)
     Accounts payable and other
       accrued liabilities                             (9,030)       741,770         694,788        261,677
                                                  -----------    -----------     -----------    -----------
          Net cash provided by operating
             activities                                93,658        685,435         589,265        120,990
                                                  -----------    -----------     -----------    -----------

Cash Flows From Investing Activities:
  Purchases of property and equipment                       -        (14,790)        (15,389)       (44,883)
  Other, net                                             (511)           121            (117)           219
                                                  -----------    -----------     -----------    -----------
          Net cash used in investing activities          (511)       (14,669)        (15,506)       (44,664)
                                                  -----------    -----------     -----------    -----------
Cash Flows From Financing Activities:
  Proceeds from notes payable and long-term
   debt                                                     -         35,327          61,140              -
  Principal payments on notes payable and
    long-term debt                                    (34,128)        (7,321)        (12,839)       (45,005)
                                                  -----------    -----------      -----------    -----------
          Net cash provided by (used in)
            financing activities                      (34,128)        28,006          48,301        (45,005)
                                                  -----------    -----------     -----------    -----------

Net Increase in Cash                                   59,019        698,772         622,060         31,321
Cash, beginning of period                             880,852        258,792         258,792        227,471
                                                  -----------    -----------     -----------    -----------
Cash, end of period                               $   939,871    $   957,564     $   880,852    $   258,792
                                                  ===========    ===========     ===========    ===========


      See accompanying notes to these financial statements.

                       MEDICINE MAN, INC.

                  NOTES TO FINANCIAL STATEMENTS

    (The Eight-Month Periods Ended May 31, 2001 and 2000 are
                           unaudited)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     NATURE OF OPERATIONS - Medicine Man, Inc. (the "Company") operates four retail pharmacies primarily located in the Houston, Texas metropolitan area.

     INVENTORY - Inventory consists of finished goods held for resale and is valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

     PROPERTY AND EQUIPMENT - Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using accelerated methods over the estimated useful lives, generally five to seven years, of the underlying assets. Leasehold improvements are amortized using the straight-line method over the life of the related lease agreement. The costs of repairs and maintenance are expensed as incurred.

     INCOME TAXES - The Company accounts for income taxes on the liability method under which the amount of deferred income taxes is based upon the tax effects of the differences between the financial and income tax bases of the Company's assets and liabilities at the balance sheet date based upon existing laws.

     REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISK - The Company recognizes revenue when sales transactions occur and products are delivered to the customer. Revenue is reported at the estimated net realizable amounts expected to be received from individuals, third party payers, institutional healthcare providers and others. A portion of the Company's sales is derived from various state and federal medical assistance programs that are affected by changes in payment criteria and are subject to legislative actions.

     The Company does not generally require collateral in connection with credit sales, but performs periodic evaluations of its customers' creditworthiness and believes the allowance for doubtful accounts is adequate.

     USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates and the differences could be material. The most significant estimate in the accompanying financial statements is the allowance for doubtful accounts receivable.

                       MEDICINE MAN, INC.

                  NOTES TO FINANCIAL STATEMENTS

    (The Eight-Month Periods Ended May 31, 2001 and 2000 are
                           unaudited)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)
     -------------------------------------------------------

     UNAUDITED INTERIM INFORMATION - The accompanying financial information as of May 31, 2001 and for the eight-month periods ended May 31, 2001 and 2000 has been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments, consisting of normal recurring accruals which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.


2.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment consisted of the following:

                                          May 31,       September 30,
                                            2001            2000
                                        -----------     ------------
                                        (Unaudited)
     Fixtures and equipment             $   366,481     $   365,393
     Office furniture                        90,858          90,858
     Vehicle                                 41,334          43,835
                                        -----------     -----------
                                            498,673         500,086
     Less accumulated depreciation         (447,588)       (434,353)
                                        -----------     -----------
                                        $    51,085     $    65,733
                                        ===========     ===========

                       MEDICINE MAN, INC.

                  NOTES TO FINANCIAL STATEMENTS

    (The Eight-Month Periods Ended May 31, 2001 and 2000 are
                           unaudited)


3.   DEBT
     ----

Long-term debt consisted of the following:

                                        May 31,      September
                                         2001         30, 2000
                                      -----------   -----------
                                      (Unaudited)
Note payable to a bank, interest at    $   17,684    $   22,361
9.5%, due in monthly principal and
interest payments of $701,
remaining unpaid principal and
accrued interest due November
2003, collateralized by the
Company's office equipment and
computers. The note is guaranteed
by a Company stockholder.
Unsecured notes payable to insurance            -        26,900
companies, with interest rates
ranging from 8% to 10% due in
monthly principal payments of
$3,603 until fully paid.
Note payable collateralized by a            3,516         6,067
vehicle, interest at 9.5%, due in
monthly principal and interest
payments of $333, maturing in
April 2002. The note is guaranteed
by a Company stockholder.              ----------    ----------
      Total notes payable and long-term    21,200        55,328
debt

     Less current portion                  (6,857)      (39,482)
                                       ----------   -----------
                                       $   14,343   $    15,846
                                       ==========   ===========

Aggregate maturities of long-term debt obligations at September 30, 2000 are as follows:

          Years Ending September 30,
        ------------------------------
        2001                                    $    39,482
        2002                                          7,851
        2003                                          7,995
                                                -----------
                                                $    55,328
                                                ===========

                       MEDICINE MAN, INC.

                  NOTES TO FINANCIAL STATEMENTS

    (The Eight-Month Periods Ended May 31, 2001 and 2000 are
                           unaudited)


4.   INCOME TAXES
     ------------

The Company has net operating loss ("NOL") carryforwards as of September 30, 2000 totaling approximately $225,000, expiring in various amounts through 2019. The ability of the Company to utilize the carryforwards is dependent upon the Company generating sufficient taxable income in the future.

The tax effect of significant temporary differences representing deferred tax assets and liabilities are as follows:

                                               May 31,      September 30,
                                                 2001           2001
                                             -----------     ------------
                                             (Unaudited)
     NOL carryforwards                       $    35,000     $   76,500
     Financial basis of assets in
       excess of tax basis                        43,500         43,500
     Valuation allowance                         (78,500)      (120,000)
                                             -----------     ----------
          Net deferred tax balance           $         -     $        -
                                             ===========     ==========


The Company's taxable income for the eight months ended May 31, 2000 was offset by approximately $120,000 of the NOL carryforward available from the prior year.


5.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     LEASES - The Company leases pharmacy from an affiliate under a lease agreement which expires in March 2002. Monthly rental payments under the lease are $1,150. The Company leases its other three pharmacies and general office space from an affiliate on a month-to-month basis pursuant to unwritten lease agreements. Rental expense under this operating lease was approximately $95,700, $98,200, $146,000 and $160,000 for the eight months ended May 31, 2001 and 2000 and for the years ended September 30, 2000 and 1999, respectively.


     CONTINGENCIES - The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial condition or results of operations.

                       MEDICINE MAN, INC.

                  NOTES TO FINANCIAL STATEMENTS

    (The Eight-Month Periods Ended May 31, 2001 and 2000 are
                           unaudited)

6.   FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

The Company's financial instruments primarily consist of accounts receivable, accounts payable and notes payable. The carrying amounts of these financial instruments approximate their fair values because of their short-term nature, or in the case of the notes payable, because the interest rates are similar to prevailing market rates of interest.


7.   SUBSEQUENT EVENT
     ----------------

On December 1, 2000, the Company was forced into involuntary bankruptcy by its primary supplier and affiliated companies. The Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code and began operating its business as a debtor in possession under the supervision of the Bankruptcy Court. Effective June 1, 2001, the Company sold its business to Park Pharmacy Corporation ("Park") in an asset sale. The Company was essentially liquidated at that time; however, the corporation has not yet been dissolved. All of the Company's key management personnel were subsequently hired by Park to manage the four retail pharmacy locations that were sold to Park.


8.   401(K) PROFIT SHARING PLAN
     --------------------------

The Company has a 401(k) Profit Sharing Plan covering substantially all full-time employees with one year of credited service, as defined, and at least 20-1/2 years of age. The Company's contribution to the Plan is a discretionary matching contribution equal to a percentage of the amount of an employee's elected deferred salary. Certain conditions apply to qualify for matching contributions. For the years ended September 30, 2000 and 1999, profit-sharing expense amounted to approximately $15,830 and $14,265, respectively. For the eight-month periods ended May 31, 2001 and 2000, profit-sharing expense amounted to approximately $10,226 and $10,451, respectively.